Exhibit 99

Investor Contact:	Mark E. Faford
(203) 229-2654
mefaford@archchemicals.com

Press Contact:	Dale N. Walter
(203) 229-3033
dnwalter@archchemicals.com

ARCH CHEMICALS REPORTS THIRD QUARTER 2003 EARNINGS FROM

CONTINUING OPERATIONS OF $0.09 PER SHARE

Highlights:

•	Treatment Products sales increased approximately 16 percent over the prior year’s quarter.
•	Earnings from joint ventures doubled over the prior year’s quarter.
•	The Company’s sale of its sulfuric acid business and its Hickson organics operations resulted in cash proceeds in excess of $60 million.

NORWALK, Conn., October 28, 2003 – ARCH CHEMICALS, INC. (NYSE: ARJ) announced third quarter 2003 sales of $256.2 million compared to $233.6 million in 2002. Operating income was $7.5 million in 2003 compared to operating income of $6.6 million in 2002. Earnings per share from continuing operations were $0.09 for the third quarter 2003 on $2.1 million of income, compared to $0.07 income per share on earnings of $1.7 million in 2002.

“We are very pleased to have achieved improved earnings during the third quarter, especially because the improvement was driven by the performance of the HTH Water Products and biocides businesses,” said Chairman, President and CEO Michael E. Campbell. “Our improved performance speaks to the value of our leading global brands, strong technology platforms, cost-containment initiatives and solid balance sheet.”

During the quarter, the Company recorded a pre-tax gain on the sale of land of $2.5 million, which was principally offset by litigation related costs associated with property damage claims. As a result of the sale of the sulfuric acid business, the Company has restated its prior period results to include the results of the sulfuric acid business and the after-tax gain of $16.5 million on the disposition as a component of discontinued operations, in accordance with the Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Additionally, the Company has combined its performance urethanes and hydrazine businesses to form the new Performance Products segment. Historical sales and operating income (loss) for 2003 and 2002 for the new Performance Products segment have been included as an appendix to this release. The following compares segment sales and operating income (loss) for the third quarters of 2003 and 2002 (including equity in earnings of affiliated companies and certain unallocated expenses of the corporate headquarters):

Microelectronic Materials

Microelectronic Materials reported sales of $36.5 million and operating income of $0.6 million for 2003 compared to sales of $38.2 million and operating income of $1.2 million in 2002. Sales were approximately four percent lower than 2002 due to lower North American and European sales volumes and pricing pressure in the photopolymer business, partially offset by favorable foreign exchange translation and an increase in sales in the Asian market. Operating results decreased as a result of the lower sales and higher selling and administration costs partially offset by improved operating results of the Company’s FUJIFILM Arch joint venture. Selling and administration costs increased due to the unfavorable effect of foreign exchange and the absence of an insurance benefit realized in 2002, partially offset by cost-reduction initiatives.

Treatment Products

Treatment Products reported sales of $180.6 million and operating income of $10.5 million compared with sales and operating income of $156.1 million and $8.6 million, respectively, in 2002.

HTH Water Products

HTH water products reported sales of $75.4 million and an operating loss of $0.8 million for 2003 compared to sales and an operating loss of $62.1 million and $3.3 million, respectively, in 2002. Sales increased approximately 21 percent due to the acquisition of Aquachlor (approximately nine percent), increased volumes of residential uses in Europe and favorable foreign currency rates. Operating loss decreased primarily due to the higher volumes, lower manufacturing costs and the favorable effect of foreign exchange, partially offset by higher litigation related costs associated with property damage claims.

Personal Care and Industrial Biocides

Personal care and industrial biocides reported sales of $37.1 million and operating income of $7.2 million compared to sales and operating income of $32.3 million and $7.8 million, respectively, in 2002.

Sales were approximately 15 percent higher than 2002 due to continued strong demand for biocides used in the antidandruff, marine antifouling paint and building products markets. Operating income decreased, as the benefit of the higher sales was more than offset by higher legal expenses in the personal care business and additional investments to support growth initiatives. In addition, 2002 benefited from the gain on the sale of excess land of $0.8 million.

Wood Protection and Industrial Coatings

Wood protection and industrial coatings reported sales of $68.1 million and operating income of $4.1 million compared to sales and operating income of $61.7 million and $4.1 million, respectively, in 2002.

Sales increased approximately 10 percent over the prior year due principally to the favorable effect of foreign currency rates and, to a lesser extent, increased pricing for industrial coatings. Increased sales of Wolman® E and Tanalith® E (CCA-alternative products) were mostly offset by lower CCA sales. Operating income was comparable to prior year as increased pricing and lower raw material costs were offset by increased selling and administration costs. Selling and administration increased due to higher customer conversion costs associated with CCA-alternative preservatives and a benefit realized in 2002 from a gain on the sale of excess land of $0.7 million.

Performance Products

Performance Products reported sales of $39.1 million and an operating loss of $1.7 million compared with sales and operating income of $39.3 million and $0.5 million, respectively, in 2002.

Performance urethanes sales increased approximately 10 percent over the prior year due to higher polyol volumes. Operating results were lower due to increased bad debt expense related to the continued political and economic instability in Venezuela in the current period, partially offset by lower selling and administration expenses due to cost reduction initiatives. In addition, 2002 benefited from the recognition of retroactive volume rebates.

Hydrazine sales decreased approximately 28 percent due to lower propellant volumes as a result of reduced requirements from government campaigns and lower hydrate volumes, partly offset by favorable hydrate pricing. Operating income was higher than prior year primarily due to lower manufacturing costs.

Discontinued Operations

Income from discontinued operations for the third quarter 2003 reflects the results of operations and allocated interest of the Hickson organics Castleford business through August 11, 2003. The 2002 third quarter includes the results of Hickson organics and the sulfuric acid business.

Net income and earnings per share related to the sulfuric acid business included in discontinued operations for the nine months ended September 30, 2003 and 2002 were $1.1 million and $0.05, and $1.0 million and $0.04, respectively.

Gain on the sale of discontinued operations for 2003 includes the after-tax gain on the sale of sulfuric acid of $16.5 million and the after-tax loss of $1.5 million on the sale of the Hickson organics Castleford, England operations.

Other

The Company’s stock repurchase program that was suspended in 2000 pending the completion of the Hickson acquisition, including the subsequent sale of the organics businesses, remains suspended. The Company had previously repurchased 893,000 shares of the 1.2 million shares authorized, or approximately 75 percent.

2003 Outlook

For the full-year 2003, earnings per share from continuing operations are expected to be in the $0.60 range, consistent with earlier guidance, and reflect a modest semiconductor recovery in the fourth quarter. For continuing operations, depreciation and amortization is estimated to be approximately $54 million. Capital spending is anticipated to be in the $25 to $30 million range.

Note: All references to earnings per share above reflect diluted earnings per share.

About Arch

Headquartered in Norwalk, CT, Arch Chemicals, Inc. is a global specialty chemicals company with approximately $1 billion in annual sales. Together with its subsidiaries, Arch has 3,000 employees and manufacturing facilities in North America, South America, Europe, Asia and Africa. Arch and its subsidiaries have leadership positions in three segments — Microelectronic Materials, Treatment Products and Performance Products — where they serve leading customers with forward-looking solutions to meet their chemical needs. For more information, visit the Company’s Web site at http://www.archchemicals.com.

•	Listen in live to Arch Chemicals’ third quarter 2003 earnings conference call on Tuesday, October 28, 2003 at 11:00 a.m. (ET) at http://www.archchemicals.com.

•	If members of the public wish to access Arch’s live earnings call in a listen-only mode, dial: (800) 838-4403 in the United States or (973) 317-5319 outside the United States.

•	A telephone replay will be available from 2:00 p.m. on Tuesday, October 28, 2003 until 6:00 p.m. (ET) on Monday, November 3, 2003. The replay number is (800) 428-6051, passcode 307739; from outside the United States, please call (973) 709-2089, passcode 307739.

###

Except for historical information contained herein, the information set forth in this communication contains forward-looking statements that are based on management’s beliefs, certain assumptions made by management and management’s current expectations, estimates and projections about the markets and economy in which Arch and its various businesses operate. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “opines,” “plans,” “predicts,” “projects,” “should,” “targets,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”), which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. Future Factors which could cause actual results to differ materially from those discussed include but are not limited to: general economic and business and market conditions; lack of economic recovery in 2003 in the U.S.; lack of moderate growth or recession in European economies; increases in interest rates; economic conditions in Asia; worsening economic and political conditions in Venezuela; strengthening of the U.S. dollar against foreign currencies; customer acceptance of new products; efficacy of new technology; changes in U.S. laws and regulations; increased competitive and/or customer pressure; the Company’s ability to maintain chemical price increases; higher-than-expected raw material costs for certain chemical product lines; increased foreign competition in the calcium hypochlorite markets; lack of continued recovery in the semiconductor industry; unfavorable court, arbitration or jury decisions; the supply/demand balance for the Company’s products, including the impact of excess industry capacity; failure to achieve targeted cost-reduction programs; unsuccessful entry into new markets for electronic chemicals; capital expenditures in excess of those scheduled; environmental costs in excess of those projected; the occurrence of unexpected manufacturing interruptions/outages at customer or company plants; unfavorable weather conditions for swimming pool use; inability to expand sales in the professional pool dealer market; and gains or losses on derivative instruments.

Arch Chemicals, Inc.

Condensed Consolidated Statements of Income (a, b)

(In millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Sales	$256.2	$233.6	$789.0	$723.5
Cost of Goods Sold	182.8	169.2	560.4	511.4
Selling and Administration	63.0	52.9	177.1	158.8
Amortization of Intangibles	0.5	0.9	1.6	3.5
Research and Development	5.8	5.7	17.4	17.3
Equity In (Earnings) of Affiliated Companies	(3.4)	(1.7)	(7.5)	(3.7)
Restructuring (c)	—	—	0.6	7.6

Income from Continuing Operations Before Interest, Taxes and Cumulative Effect of Accounting Change	7.5	6.6	39.4	28.6
Interest Expense, net	4.2	4.0	12.6	12.2

Income from Continuing Operations Before Taxes and Cumulative Effect of Accounting Change	3.3	2.6	26.8	16.4
Income Tax Provision	1.2	0.9	9.6	5.7

Income from Continuing Operations Before Cumulative Effect of Accounting Change	2.1	1.7	17.2	10.7
Income (Loss) from Discontinued Operations, net of tax (d)	0.6	(1.1)	(1.8)	(3.0)
Gain (Loss) on Sales of Discontinued Operations, net of tax (e)	15.0	—	15.0	(1.5)
Cumulative Effect of Accounting Change, net of tax (f)	—	—	(0.4)	—

Net Income	$17.7	$0.6	$30.0	$6.2

Basic Income (Loss) Per Share:
Continuing Operations Before Cumulative Effect of Accounting Change	$0.09	$0.07	$0.76	$0.48
Discontinued Operations (d)	0.03	(0.04)	(0.08)	(0.13)
Sales of Discontinued Operations (e)	0.66	—	0.66	(0.07)
Cumulative Effect of Accounting Change (f)	—	—	(0.02)	—

Basic Income Per Share	$0.78	$0.03	$1.32	$0.28

Diluted Income (Loss) Per Share:
Continuing Operations Before Cumulative Effect of Accounting Change	$0.09	$0.07	$0.76	$0.47
Discontinued Operations (d)	0.03	(0.04)	(0.08)	(0.12)
Sales of Discontinued Operations (e)	0.66	—	0.66	(0.07)
Cumulative Effect of Accounting Change (f)	—	—	(0.02)	—

Diluted Income Per Share	$0.78	$0.03	$1.32	$0.28

Weighted Average Common Stock Outstanding—Basic	22.6	22.5	22.6	22.5
Weighted Average Common Stock Outstanding—Diluted	22.7	22.6	22.6	22.6

Adjusted EBITDA (g)	$18.1	$20.8	$81.7	$79.9

(a)	Unaudited.

(b)	As a result of the sale of the sulfuric acid business, the Company has restated prior period results to include the results of operations of the sulfuric acid business in discontinued operations in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

(c)	Restructuring for the nine months ended September 30, 2003 represents severance costs of $1.4 million for headcount reductions related to the performance products segment. 2003 also includes severance costs of $1.1 million for additional headcount reductions associated with a revision to the 2002 organizational restructuring program, offset by a reduction of the prior years’ restructuring reserves of $1.9 million. Restructuring for 2002 includes employee-related costs for headcount reductions in the microelectronic materials, treatment products and performance products segments and expenses related to the consolidation of several treatment products operations.

(d)	Represents the results of operations of the sulfuric acid business and the Hickson organics business, net of tax. Hickson organics includes allocated interest expense and the nine months ended September 30, 2003 also includes an impairment charge of $4.0 million.

(e)	2003 represents an after-tax gain of $16.5 million on the sale of the sulfuric acid business and an after-tax loss of $1.5 million on the sale of the Hickson organics Castleford operations. 2002 represents the after-tax loss on the sale of the organics operation located in Danville, Virginia.

(f)	Reflects the adoption of SFAS No. 143, “Accounting for Asset Retirement Obligations.”

(g)	Represents earnings before interest, taxes, depreciation and amortization, excludes restructuring, cumulative effect of accounting change and unremitted earnings of 50% or less owned affiliates and includes the operating results of the Hickson organics division and the sulfuric acid business. A table reconciling Adjusted EBITDA to the GAAP measure that the Company believes to be most directly comparable, income from continuing operations before cumulative effect of accounting change, is included in an accompanying schedule to this press release.

Arch Chemicals, Inc.

Condensed Consolidated Balance Sheets

(In millions, except per share amounts)

	September 30,	December 31,
	2003 (a)	2002 (c)
Assets:
Cash & Cash Equivalents	$47.5	$12.2
Accounts Receivable, Net (b)	134.2	95.5
Short-Term Investment (b)	51.4	17.9
Inventories, Net	137.7	144.7
Other Current Assets	29.1	33.2
Assets Held For Sale (c)	—	53.7

Total Current Assets	399.9	357.2
Investments and Advances—Affiliated Companies at Equity	33.9	28.5
Property, Plant and Equipment, Net	282.9	302.7
Goodwill	136.7	135.9
Other Intangibles	62.5	63.7
Other Assets	44.1	51.1

Total Assets	$960.0	$939.1

Liabilities and Shareholders’ Equity:
Short-Term Borrowings	$3.7	$2.4
Accounts Payable	128.2	131.4
Accrued Liabilities	97.5	88.6
Liabilities Associated with Assets Held For Sale (c)	—	15.7

Total Current Liabilities	229.4	238.1
Long-Term Debt	219.3	220.8
Other Liabilities	154.8	150.2

Total Liabilities	603.5	609.1
Commitments and Contingencies
Shareholders’ Equity:
Common Stock, Par Value $1 Per Share, Authorized 100.0 Shares:
22.5 Shares Issued and Outstanding (22.4 in 2002)	22.5	22.4
Additional Paid-in Capital	397.9	410.2
Retained Earnings (Deficit)	20.5	(9.5)
Accumulated Other Comprehensive Loss (d)	(84.4)	(93.1)

Total Shareholders’ Equity	356.5	330.0

Total Liabilities and Shareholders’ Equity	$960.0	$939.1

(a)	Unaudited.

(b)	The Company sells certain accounts receivable through an accounts receivable securitization program entered into in March 2002. See Form 10-K for additional information. As a result, accounts receivable have been reduced, the Company’s undivided interest in such receivables has been reflected as a short-term investment and proceeds from the sales were used to pay down debt. As of September 30, 2003, the Company had not sold any participation interests in accounts receivable.

(c)	As a result of the sale of the sulfuric acid business, the Company has restated its financial statements to reflect the sulfuric acid business as an asset held for sale in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The Company sold substantially all the net assets of the sulfuric acid business and the Hickson organics business in the third quarter of 2003.

(d)	Includes a cumulative minimum pension liability adjustment of $61.3 million.

Arch Chemicals, Inc.

Condensed Consolidated Statements of Cash Flows (a)

(In millions)

Nine Months Ended September 30,	2003	2002
Operating Activities:
Net Income	$30.0	$6.2
Adjustments to Reconcile Net Income to Net Cash and Cash Equivalents Provided by (Used in) Operating Activities:
Loss from Discontinued Operations	1.8	3.0
(Gain) Loss on Sales of Discontinued Operations	(15.0)	1.5
Cumulative Effect of Accounting Change	0.4	—
Equity in Earnings of Affiliates	(7.5)	(3.7)
Depreciation	37.5	36.8
Amortization of Intangibles	1.6	3.5
Deferred Taxes	—	6.0
Restructuring	0.6	7.6
Restructuring Payments	(4.0)	(5.2)
Changes in Assets and Liabilities, Net of Purchase/Sale of Businesses:
Sale of Accounts Receivable	(33.5)	54.7
Receivables	(30.0)	(10.4)
Inventories	16.4	0.9
Other Current Assets	1.4	0.4
Accounts Payable and Accrued Liabilities	(1.3)	(0.1)
Noncurrent Liabilities	1.6	0.9
Other Operating Activities	10.9	(0.7)

Net Operating Activities from Continuing Operations	10.9	101.4
Change in Net Assets Held for Sale	(13.5)	(10.0)

Net Operating Activities	(2.6)	91.4

Investing Activities:
Capital Expenditures	(12.4)	(21.2)
Business Acquired in Purchase Transaction, Net of Cash Acquired	(2.5)	—
Proceeds From Sales of Businesses	61.5	25.0
Proceeds From Sales of Land	2.0	2.3
Other Investing Activities	1.6	0.1

Net Investing Activities	50.2	6.2

Financing Activities:
Long-Term Debt Borrowings (Repayments), net	(0.8)	(67.7)
Short-Term Borrowings (Repayments), net	1.2	(225.8)
Issuance of Unsecured Senior Notes	—	211.0
Dividends Paid	(13.5)	(13.4)
Other Financing Activities	(0.4)	3.2

Net Financing Activities	(13.5)	(92.7)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	1.2	0.1

Net Increase in Cash and Cash Equivalents	35.3	5.0
Cash and Cash Equivalents, Beginning of Year	12.2	4.0

Cash and Cash Equivalents, End of Period	$47.5	$9.0

(a)	Unaudited. Certain prior year amounts have been reclassified to conform with the current year’s presentation, including the effects of the sulfuric acid business which is now shown in assets held for sale.

Arch Chemicals, Inc.

Segment Information (a)

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Sales:
Microelectronic Materials	$36.5	$38.2	$109.0	$106.2
Treatment Products:
—HTH Water Products	75.4	62.1	250.5	225.4
—Personal Care and Industrial Biocides	37.1	32.3	112.9	93.7
—Wood Protection and Industrial Coatings	68.1	61.7	200.1	176.3

Total Treatment Products	180.6	156.1	563.5	495.4
Performance Products:
—Performance Urethanes	31.5	28.7	90.4	91.3
—Hydrazine	7.6	10.6	26.1	30.6

Total Performance Products	39.1	39.3	116.5	121.9

Total Sales	$256.2	$233.6	$789.0	$723.5

Operating Income (Loss) (b):
Microelectronic Materials	$0.6	$1.2	$0.1	$(5.5)
Treatment Products:
—HTH Water Products	(0.8)	(3.3)	20.7	16.7
—Personal Care and Industrial Biocides	7.2	7.8	22.1	21.3
—Wood Protection and Industrial Coatings	4.1	4.1	10.4	12.5

Total Treatment Products	10.5	8.6	53.2	50.5
Performance Products:
—Performance Urethanes	(2.0)	0.5	(5.9)	(0.8)
—Hydrazine	0.3	—	1.2	2.9

Total Performance Products	(1.7)	0.5	(4.7)	2.1

	9.4	10.3	48.6	47.1
General Corporate Expenses (c)	(1.9)	(3.7)	(8.6)	(10.9)

Total Segment Operating Income before Restructuring	7.5	6.6	40.0	36.2
Restructuring	—	—	(0.6)	(7.6)

Total Operating Income	$7.5	$6.6	$39.4	$28.6

(a)	Unaudited. Restated to reflect new reporting segments.

(b)	Includes equity in earnings (losses) of affiliated companies.

(c)	Includes certain general expenses of the corporate headquarters that are not allocated to the business segments, including costs associated with the Company’s accounts receivable securitization program. Third quarter 2003 also includes the gain on the sale of land of $2.5 million.

Arch Chemicals, Inc.

Segment Information (a)

(In millions)

	2003
	First Quarter	Second Quarter
Sales:
Microelectronic Materials	$34.9	$37.6
Treatment Products:
—HTH Water Products	52.6	122.5
—Personal Care and Industrial Biocides	38.3	37.5
—Wood Protection and Industrial Coatings	59.9	72.1

Total Treatment Products	150.8	232.1
Performance Products:
—Performance Urethanes	30.2	28.7
—Hydrazine	8.4	10.1

Total Performance Products	38.6	38.8

Total Sales	$224.3	$308.5

Operating Income (Loss) (b):
Microelectronic Materials	$(0.5)	$—
Treatment Products:
—HTH Water Products	3.4	18.1
—Personal Care and Industrial Biocides	7.8	7.1
—Wood Protection and Industrial Coatings	2.2	4.1

Total Treatment Products	13.4	29.3
Peformance Products:
—Performance Urethanes	(2.4)	(1.5)
—Hydrazine	0.1	0.8

Total Performance Products	(2.3)	(0.7)

	10.6	28.6
General Corporate Expenses (c)	(3.2)	(3.5)

Total Operating Income before Restructuring	7.4	25.1
Restructuring	0.8	(1.4)

Total Operating Income	$8.2	$23.7

	2002
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
Sales:
Microelectronic Materials	$32.2	$35.8	$38.2	$36.4	$142.6
Treatment Products:
—HTH Water Products	48.5	114.8	62.1	17.7	243.1
—Personal Care and Industrial Biocides	29.4	32.0	32.3	30.8	124.5
—Wood Protection and Industrial Coatings	52.7	61.9	61.7	56.9	233.2

Total Treatment Products	130.6	208.7	156.1	105.4	600.8
Performance Products:
—Performance Urethanes	31.5	31.1	28.7	28.9	120.2
—Hydrazine	8.9	11.1	10.6	11.4	42.0

Total Performance Products	40.4	42.2	39.3	40.3	162.2

Total Sales	$203.2	$286.7	$233.6	$182.1	$905.6

Operating Income (Loss) (b):
Microelectronic Materials	$(4.3)	$(2.4)	$1.2	$2.8	$(2.7)
Treatment Products:
—HTH Water Products	4.7	15.3	(3.3)	(17.7)	(1.0)
—Personal Care and Industrial Biocides	6.3	7.2	7.8	7.6	28.9
—Wood Protection and Industrial Coatings	2.3	6.1	4.1	4.3	16.8

Total Treatment Products	13.3	28.6	8.6	(5.8)	44.7
Performance Products:
—Performance Urethanes	(1.6)	0.3	0.5	(0.1)	(0.9)
—Hydrazine	1.2	1.7	—	2.7	5.6

Total Performance Products	(0.4)	2.0	0.5	2.6	4.7

	8.6	28.2	10.3	(0.4)	46.7
General Corporate Expenses (c)	(3.9)	(3.3)	(3.7)	(3.2)	(14.1)

Total Operating Income (Loss) before Restructuring	4.7	24.9	6.6	(3.6)	32.6
Restructuring	(7.6)	—	—	—	(7.6)

Total Operating Income (Loss)	$(2.9)	$24.9	$6.6	$(3.6)	$25.0

(a)	Unaudited. Restated to reflect new reporting segments.

(b)	Includes equity in earnings (losses) of affiliated companies.

(c)	Includes certain general expenses of the corporate headquarters that are not allocated to the business segments, including costs associated with the Company’s accounts receivable securitization program.

Arch Chemicals, Inc.

Reconciliation of GAAP to Non-GAAP Information (Unaudited):

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Adjusted EBITDA:
Income from Continuing Operations Before Cumulative Effect of Accounting Change	$2.1	$1.7	$17.2	$10.7
Add (deduct):
Interest Expense, net	4.2	4.0	12.6	12.2
Income Tax Provision	1.2	0.9	9.6	5.7
Depreciation and Amortization	13.0	14.0	39.1	40.3
Dividends from Affiliated Companies	0.3	—	5.5	3.1
Equity In (Earnings) of Affiliated Companies	(3.4)	(1.7)	(7.5)	(3.7)
Restructuring	—	—	0.6	7.6
Discontinued Operations Adjusted EBITDA (a)	0.7	1.9	4.6	4.0

Adjusted EBITDA	$18.1	$20.8	$81.7	$79.9

(a) Discontinued operations adjusted EBITDA is calculated as follows:
Income (Loss) from Discontinued Operations, net of tax	$0.6	$(1.1)	$(1.8)	$(3.0)
Add (deduct):
Restructuring	—	1.3	(0.1)	1.9
Impairment	—	—	4.0	—
Reserve for Hickson & Welch Estimated Losses (b)	—	—	—	1.4
Hickson and Welch Losses offset against reserve	—	(0.2)	—	(1.4)
Retention Charges	—	0.4	—	0.4
Interest Expense, net	0.2	0.5	0.8	1.5
Income Tax Provision	(0.1)	(0.1)	0.3	0.3
Depreciation	—	1.1	1.4	2.9

Discontinued Operations Adjusted EBITDA	$0.7	$1.9	$4.6	$4.0

(b)	In accordance with APB No. 16, the Company estimated the net future results of operations through the third quarter 2002.